Exhibit 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (this "AGREEMENT") is entered into as of June 1, 2004 (the "EFFECTIVE DATE"), by and between Ramp Corporation, a Delaware corporation (the "COMPANY"), and Andrew Brown ("EXECUTIVE").

         WHEREAS, Executive has been employed by the Company as President and has served as a member of the Board of Directors of the Company (the "BOARD") since October 10, 2003;

         WHEREAS, the Company desires to continue to employ Executive pursuant to this Employment Agreement as of the Effective Date and Executive desires to continue such employment with the Company on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this Agreement, the Company and Executive agree as follows:

     1.  Title; Duties, Authorities and Responsibilities.

         (a) During the Employment Period (as defined in Section 2 below), Executive will serve as Chief Executive Officer and President of the Company and shall report to the Board. In addition, Executive shall serve as Chairman of the Board unless and until another Chairman of the Board shall be elected or appointed by the Board to such office with the advice and consent of Executive, which shall not be unreasonably withheld or delayed. The duties, authority and responsibilities of Executive shall be commensurate with the duties, authority and responsibilities customarily accorded the Chief Executive Officer and President of a publicly traded company, and shall include such duties and responsibilities consistent with his position as the Board may from time to time assign in good faith to Executive. Executive, to the best of his ability, shall perform faithfully and competently such duties and responsibilities.

         (b) Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its subsidiaries, except for vacations, holidays, sickness and other excused absences; provided, however, Executive may devote a reasonable amount of time to (i) the management of his personal investments, (ii) the continuing liquidation of the CounterPoint Funds,
(iii) civic, community, and/or charitable activities, and (iv) with the prior written consent of the Board, which shall not be unreasonably withheld, to serve as a director of other companies.

     2. Employment Period. The term of this Agreement and Executive's employment hereunder shall begin on the Effective Date and shall continue thereafter until the close of business on June 30, 2006, unless sooner terminated pursuant to
Section 10 below (the "EMPLOYMENT PERIOD").

     3. Base Salary. For all services rendered by Executive pursuant to this Agreement, Executive shall receive a base salary ("BASE SALARY") at an annual rate of $240,000, less applicable deductions. During the six (6) month period ending November 30, 2004, Executive shall be paid Base Salary at the rate of $120,000 per year, with the $60,000 balance of Base Salary being replaced with a Retention Bonus payable in shares of Common Stock of the Company if the Executive shall remain employed by the Company as its Chief Executive Officer and President on November 30, 2004; provided, however, that if, prior to November 30, 2004, Executive's employment shall be terminated by the Company for any reason other than Cause or Executive shall terminate his employment for Good Reason, the Retention Bonus shall be payable nevertheless as if the Executive had remained employed by the Company as its Chief Executive Officer and President on November 30, 2004. The number of shares of Common Stock to be included in Executive's Retention Bonus will be specified in a separate contractual agreement between the Company and Executive relating to the Retention Period. Executive's Base Salary may be increased, but in no event shall it be decreased, during the Employment Period. Executive's Base Salary, less applicable deductions, shall be paid in periodic installments in accordance with the Company's regular payroll practices.

     4.  Performance Bonuses.

         (a) If Executive is employed by the Company on June 30, 2005, the Company shall pay Executive on or before July 15, 2005 a performance period bonus payable in cash for the performance period July 1, 2004 through June 30, 2005 (the "FIRST PERFORMANCE PERIOD") based on the following formula:

              $360,000 X       A         =   First Performance Period Bonus
                         ------------
                          $5,000,000

where A equals the amount of the Company's Gross Revenues (as defined below) for the First Performance Period; provided, however, A shall not be greater than $5,000,000.

         (b) If Executive's employment with the Company has been terminated by the Company without Cause (as defined below) or has been terminated by Executive for Good Reason (as defined below), the Company shall pay Executive within 30 days of the termination of his employment a performance period bonus payable in cash for the performance period ending on the Termination Date (as defined below) based on the formula:

              $360,000  X       A        = First Performance Period Bonus
                          -----------
                          $5,000,000

where A equals the Company's Gross Revenues for the period July 1, 2004 through the Termination Date annualized to the period ended June 30, 2005; provided, however, A shall not be greater than $5,000,000.

         (c) If Executive's employment with the Company has been terminated by the Company for Cause before the end of the First Performance Period, Executive shall not be entitled to the First Performance Period Bonus for the First Performance Period.

         (d) If Executive's employment with the Company has been terminated as a result of Executive's death or Disability (as defined in Section 10 below), or by Executive not for

Good Reason, the Company shall pay Executive within 30 days of the Termination Date a performance period bonus payable in cash for the performance period ending on the Termination Date based on the formula:

              $360,000  X     A      X    B    = First Performance Period Bonus
                          ----------   -------
                          $5,000,000     365

where A equals the Company's Gross Revenues for the period July 1, 2004 through the Termination Date as annualized to the period ended June 30, 2005 and B is the number of days commencing on July 1, 2004 and ending on the Termination Date; provided, however, A shall not be greater than $5,000,000.

         (e) If Executive is employed by the Company on June 30, 2006, the Company shall pay Executive on or before July 15, 2006 a performance period bonus payable in cash for the performance period July 1, 2005 through June 30, 2006 (the "SECOND PERFORMANCE PERIOD") based on the following formula:

              $460,000 X      A         =  Second Performance Period Bonus
                         -----------
                         $18,000,000

where A equals the amount of the Company's Gross Revenues for the Second Performance Period; provided, however, A shall not be greater than $18,000,000.

         (f) If Executive's employment with the Company has been terminated by the Company without Cause or has been terminated by Executive for Good Reason, the Company shall pay Executive within 30 days of the termination of his employment a performance period bonus payable in cash for the performance period ending on the Termination Date based on the formula:

              $460,000 X      A         = Second Performance Period Bonus
                          -----------
                          $18,000,000

where A equals the Company's Gross Revenues for the period July 1, 2005 through the Termination Date annualized to the period ended June 30, 2006; provided, however, A shall not be greater than $18,000,000.

         (g) If Executive's employment with the Company has been terminated by the Company for Cause before the end of the Second Performance Period, Executive shall not be entitled to the Second Performance Period Bonus for the Second Performance Period.

         (h) If Executive's employment with the Company has been terminated as a result of Executive's death or Disability, or by Executive not for Good Reason, the Company shall pay Executive within 30 days of the Termination Date a performance period bonus payable in cash for the performance period ending on the Termination Date based on the formula:

            $460,000  X     A        X    B    = Second Performance Period Bonus
                        -----------    -------
                        $18,000,000      365
where A equals the Company's Gross Revenues for the period July 1, 2005 through the Termination Date as annualized to the period ended June 30, 2006 and B is the number of days commencing on July 1, 2005 and ending on the Termination Date; provided, however, A shall not be greater than $15,000,000.

         (i) If Executive is employed by the Company on June 30, 2004, a retention performance bonus to be paid to Executive, on or before July 15, 2004 with respect to the period July 1, 2003 through June 30, 2004 (the "PREEXISTING PERFORMANCE PERIOD"), based on the following formula:

              $275,000 X      A      =   Preexisting Performance Period Bonus
                         -----------
                         $1,500,000

where A equals the amount of the Company's Gross Revenues for the Preexisting Performance Period; provided, however, A shall not be greater than $1,500,000.

         (j) As used in this Agreement, the following terms shall have the following meanings:

            (i) "GROSS REVENUES" means (A) for purposes of any provision of this Agreement other than Section 4(i), for any period mean the "revenues" line of the Company's income statement for such period excluding any revenues attributable to the operations of the Company's OnRamp Division or (B) for purposes of Section 4(i) only, the "revenues" line of the Company's income statement for the Preexisting Performance Period, including any revenues of businesses acquired during the Preexisting Performance Period, but excluding, in the case of clause (A) and Clause (B) of this Section 4(j)(i), any extraordinary items such as proceeds from the sale of assets, recoveries from litigation or settlement of any disputed amount other than accounts receivable, or repayment of indebtedness owed to the Company.

            (ii) "CAUSE" means :

                 (1) a material breach by Executive of any material provision of this Agreement;

                 (2) the conviction of Executive or a plea of guilty or nolo contendere with respect to a crime constituting a felony; and

                 (3) gross neglect of Executive's  material duties  hereunder or
willful   misconduct  in  the  performance  of  his  material   responsibilities
hereunder;

provided, however, the Company shall not be entitled to terminate Executive's employment for Cause under clause (1) or (3) above unless the Company shall have provided Executive with written notice of the facts and circumstances giving rise to Cause within 90 days of the occurrence of such facts and circumstance and Executive fails to cure the situation within 15 days after receipt of such notice.

            (iii) "GOOD REASON" shall mean the occurrence or worsening of a significant health condition with respect to a member of Executive's immediate family that is expected to be of a prolonged duration and requires such attention from Executive that he cannot reasonably be expected to continue performing his duties and responsibilities hereunder or a material breach by the Company of any material provision of this Agreement, including but not limited to, any of the following:

                 (1) a material diminution in Executive's authority, duties or responsibilities as normally associated with the position of Chief Executive Officer and President in a company the size and nature of the Company;

                 (2) a reduction in Executive's Base Salary or bonuses, or any failure by the Company to grant the First Option or the Second Option (as defined below) or issue the shares of Common Stock (as defined below) issuable upon exercise of the First Option or the Second Option in accordance with
Section 5 below or any material reduction in any of the benefits or perquisites accorded Executive pursuant to Section 9 below;

                 (3) a failure to pay in a timely manner any compensation (including benefits) owed to Executive, unless Executive agrees to defer any such unpaid compensation or benefits;

                 (4) a change in reporting structure so that Executive reports to someone other than the Board;

                 (5) the  failure  by the  Company  to  nominate  or  renominate
Executive as President and Chief Executive Officer, or the removal by the Company of Executive as chief executive officer of the Company; or

                 (6) a Change in Control (as defined below) shall have occurred and Executive shall have elected to terminate his employment hereunder within 180 days after the effective date of such Change in Control; provided, however, Executive shall not be entitled to resign for Good Reason unless Executive provides the Company with written notice of the event constituting "Good Reason" within 45 days of the occurrence of such event and, if such event is curable, the Company fails to cure such event within 15 days after receipt of such notice.

            (iv) "TERMINATION DATE" means the effective date of the termination of the Executive's employment with the Company in accordance with Section 10.

            (v) "CHANGE IN CONTROL" means (A) the direct or indirect acquisition, whether in one or a series of transactions by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), or related persons (such person or persons, an "ACQUIRER") constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (1) beneficial ownership (as defined in the Exchange Act) of issued and outstanding shares of stock of the Company, the result of which acquisition is that such person or such group possesses in excess of 25% of the combined voting power of all then-issued and outstanding capital stock of the Company, or (2) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board (or such other governing body in the event the Company or any successor entity is not a corporation); (B) a merger or consolidation of the Company with a person or a direct or indirect subsidiary of such person, provided that the result of such merger or consolidation, whether in one or a series of related transactions, is that the holders of the outstanding voting stock of the Company immediately prior to the consummation of such transaction do not possess, whether directly or indirectly, immediately after the consummation of such merger or consolidation, in excess of 25% of the combined voting power of all then-issued and outstanding capital stock of the merged or consolidated person, its direct or indirect parent, or the surviving person of such merger or consolidation; or
(C) a sale or disposition, whether in one or a series of transactions, of all or substantially all of the Company's assets.

            (vi) "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company.

            (vii) "REVERSE STOCK SPLIT" means an amendment of the Restated Certificate of Incorporation of the Company that combines the outstanding shares of Common Stock into a lesser number of outstanding shares.

            (viii) "RETENTION PERIOD" means the period commencing on June 1, 2004 and ending on November 30, 2004.

            (ix) "RETENTION BONUS" means a bonus payable in shares of Common Stock to an employee of the Company who remains employed by the Company during the Retention Period in consideration of such employee accepting a reduction in salary during the Retention Period.

             (x) "RECAPITALIZATION INVESTOR" means an investor or investors that purchase convertible securities of the Company in contemplation of the Reverse Stock Split, which securities have a conversion price (the "RECAPITALIZATION INVESTOR CONVERSION PRICE") based on the market price of the Company's Common Stock at some future point in time after the effective date of the Reverse Stock Split.

             (xi) "PRO FORMA PERIOD" means the period commencing on June 1, 2004 and ending on May 31, 2005.

             (xii) "PRO FORMA COMMON STOCK" means the highest number of shares of Common Stock outstanding on a fully diluted basis at any time during the Pro Forma Period; provided, however, if there shall be a Reverse Stock Split during the Pro Forma Period, "Pro Forma Common Stock" shall mean the pro forma number of shares of Common Stock that would be outstanding on a fully diluted basis after giving effect to: (A) the Reverse Stock Split; (B) the conversion of the convertible securities issued to Recapitalization Investor; (C) the issuance of all shares of Common Stock issued to employees of the Company as Retention Bonuses; and (D) the issuance of all options and warrants to purchase shares of Common Stock issued to employees of the Company and its subsidiaries within sixty (60) days of the conversion of the convertible securities issued to the Recapitalization Investor.

             (xiii) "WARRANT" means the five-year warrant issued to Executive pursuant to Section 5(a) hereof.

             (xiv) "WARRANT EXERCISE PRICE" means the the average closing price of the Common Stock on the American Stock Exchange during the twenty (20)
trading days immediately preceding the date of issuance of the Warrant (the "INITIAL EXERCISE PRICE"); provided, however, if there shall be a Reverse Stock Split during the Pro Forma Period, the exercise price of the Warrant shall be equal to the Recapitalization Investor Conversion Price unless the Initial Exercise Price as adjusted to take account of the Reverse Stock Split shall be lower, in which case the Initial Exercise Price, as so adjusted, shall remain the Warrant Exercise Price.

             (xv) "WARRANT SHARES" means, at any time, the maximum number of shares of Common Stock then issuable pursuant to the Warrant, which shall be determined by dividing Pro Forma Common Stock as of such time by 19.

     5.  Option and Warrant Grants.

         (a) In addition to all other compensation and benefits provided hereunder, the Company, as an inducement to Executive to accept the position of Chairman of the Board and Chief Executive Officer and to remain as President, shall grant Executive: (A) promptly after the execution and delivery of this Agreement, a five (5) year non-qualified stock option (the "FIRST OPTION") under the Company's 2004 Stock Incentive Plan (the "PLAN") to purchase 3,000,000 shares of Common Stock at an exercise price of $0.18 per share; (B) promptly after the execution and delivery of this Agreement, the Warrant to purchase the Warrant Shares at the Warrant Exercise Price; and (C) if Executive is employed by the Company on June 30, 2005, in July 2005, a five (5) year non-qualified stock option (the "SECOND OPTION") under the Company's Plan to purchase 3,000,000 shares of Common Stock at an exercise price of $0.18 per share

             (i) The First Option shall vest (i.e., become nonforfeitable and exercisable), with respect to 500,000 shares on each of September 30, 2004, December 31, 2004, March 31, 2005 and June 30, 2005 if Executive is employed by the Company on the respective days. The portion of the First Option to the extent of the 2,000,000 shares vesting pursuant to the immediately preceeding sentence shall be referred to as the "NON-PERFORMANCE BASED FIRST OPTION".

             (ii) If Executive is employed by the Company on June 30, 2005, the First Option shall vest with respect to 1,000,000 shares on June 30, 2005 to the extent determined under the following formula:

              1,000,000 X     A         = Shares Vesting
                          -----------
                          $5,000,000

where A equals the amount of the Company's Gross Revenues for the First Performance Period; provided, however, A shall not be greater than $5,000,000. The portion of the First Option to the extent of the 1,000,000 shares vesting pursuant to the foregoing formula shall be referred to as the "FIRST PERFORMANCE BASED OPTION".

             (iii) The Second Option shall vest (i.e., become nonforfeitable and exercisable), with respect to 500,000 shares on each of September 30, 2005, December 31, 2005,

March 31, 2006 and June 30, 2006 if Executive is employed by the Company on the respective days. The portion of the Second Option to the extent of the 2,000,000 shares vesting pursuant to the immediately preceeding sentence shall be referred to as the "NON-PERFORMANCE BASED SECOND OPTION".

             (iv) If Executive is employed by the Company on June 30, 2006, the Second Option shall vest with respect to 1,000,000 shares on June 30, 2006 to the extent determined under the following formula:

              1,000,000  X     A        = Shares Vesting
                          -----------
                          $18,000,000

where A equals the amount of the Company's Gross Revenues for the Second Performance Period; provided, however, A shall not be greater than $18,000,000. The portion of the Second Option to the extent of the 1,000,000 shares vesting pursuant to the foregoing formula shall be referred to as the "SECOND PERFORMANCE BASED OPTION".

             (v) The Warrant shall vest (i.e. become nonforfeitable and exercisable) upon the earliest to occur of (A) the effective date of the Reverse Stock Split, if the Reverse Stock Split capitalized by the Recapitalization Investor shall become effective during the Pro Forma Period and if the option pool for Company employees shall be adjusted to the satisfaction of the Compensation Committee of the Board; or (B) May 31, 2005; or (C) the sale of the Company for more that Thirty One Million Dollars ($31,000,000). Unless Executive's employment shall be terminated for Cause or without Good Reason, the Warrant shall remain exercisable in accordance with its terms after the termination of Executive's employment. If Executive's employment shall be terminated for Cause or without Good Reason, the Warrant shall remain exercisable only to the extent vested in accordance with its terms on the date of termination of Executive's employment

         (b) Executive shall be entitled to receive further options and/or other grants of equity in the Company from time to time during the Employment Period as determined by the Board in its sole and absolute discretion; provided, however, that each such grant shall comply with Article 3 of the Plan.

         (c) Notwithstanding anything herein to the contrary,

             (i) if Executive's employment with the Company has been terminated by the Company without Cause or is terminated by Executive for Good Reason:

                 (1) the Non-Performance Based First Option shall immediately vest and remain exercisable for the remaining original term of the First Option;

                 (2) the Non-Performance Based Second Option shall immediately vest and remain exercisable for the remaining original term of the Second Option;

                 (3) the First Performance Based Option shall vest and remain exercisable for the remaining original term of the First Option to the extent determined under the following formula:

              1,000,000  X     A        = Shares Vesting
                          -----------
                          $5,000,000

where A is the Company's Gross Revenues for the First Performance Period through the Termination Date annualized to the period ended June 30, 2005; provided, however, A shall not be greater than $5,000,000; and

                 (4) the Second Performance Based Option shall vest and remain exercisable for the remaining original term of the Second Option to the extent determined under the following formula:

              1,000,000  X     A        = Shares Vesting
                          -----------
                          $18,000,000

where A is the Company's Gross Revenues for the Second Performance Period through the Termination Date annualized to the period ended June 30, 2006; provided, however, A shall not be greater than $18,000,000

             (ii) if Executive's employment with the Company has been terminated by the Company for Cause, the Non-Performance Based First Option, the Non-Performance Based Second Option, the First Performance Based Option and the Second Performance Based Option, in each case to the extent, if any, not then vested, shall be immediately forfeited.

             (iii)  if  Executive's   employment   with  the  Company  has  been
terminated as a result of Executive's death or Disability or by Executive not for Good Reason;

                 (1) the First Performance Based Option shall vest to the extent determined under the following formula:

              1,000,000  X     A       X     B    =    Shares Vesting
                          -----------     ------
                           $5,000,000      365

where A is the Company's Gross Revenue for the First Performance Period through the Termination Date annualized to the period ended June 30, 2005 and B is the number of days commencing on July 1, 2004 and ending on the Termination Date; provided, however, A shall not be greater than $5,000,000;

                 (2) the Second Performance Based Option shall vest to the extent determined under the following formula:

              1,000,000  X     A       X     B    =    Shares Vesting
                          -----------     ------
                          $18,000,000      365

where A is the Company's Gross Revenue for the Second Performance Period through the Termination Date annualized to the period ended June 30, 2006 and B is the number of days commencing on July 1, 2005 and ending on the Termination Date; provided, however, A shall not be greater than $18,000,000; and

                 (3) in the case of Executive's death or Disability, the vested portions of the Non-Performance Based First Option and the Non-Performance Based Second Option shall be exercisable to the extent so vested on the date of death or Disability by the estate or personal representative of Executive.

                  (d) Registration Right. The Company shall use its best efforts to file a registration statement on Form S-8 with the Securities and Exchange Commission (including a resale prospectus on Form S-3 registering the resale of shares of Common Stock by Executive and other affiliates of the Company) registering all of the shares of Common Stock issuable under this Section 5, or any other equity awards that may be granted to Executive. The Company shall use its best efforts to keep such Form S-8 registration statement effective for so long as any Options, shares of Common Stock or other equity awards granted under the Plan, or any other plan under which options, shares of Common Stock or other equity awards shall have been granted to Executive, remain outstanding.

     6. Change in Control Provisions. If a Change in Control occurs and if: (i) within 180 days thereafter Executive's employment hereunder shall be terminated by Executive for Good Reason; or (ii) within 365 days thereafter Executive's employment shall be terminated by the Company without Cause, then, in either such case, in addition to all other payments and benefits provided for elsewhere in this Agreement:

         (a) The Company shall pay or cause to be paid to the Executive, cash compensation in an amount equal to twice the Executive's then current Base Salary on the date of such termination of Executive's employment.

         (b) The Company shall pay or cause to be paid to Executive, a cash performance bonus in an amount equal to twice the aggregate amount of cash which Executive was entitled to receive from the Company as bonus compensation with respect to the twelve-month period immediately preceding the date of termination of Executive's employment hereunder.

         (c) Any unvested Options described in Section 5 hereof shall vest and become exercisable immediately and remain exercisable for the remaining original term of the Options.

         (d) Notwithstanding Section 9 hereof, Executive shall continue to be entitled to all benefits to which Executive shall be entitled under Section 9 hereof immediately prior to a Change in Control of the Company for a period of two years after such Change in Control.

         (e) Notwithstanding subsections (a) and (b) of this Section 6, if the Change in Control shall result from the sale of the Company for less than Thirty One Million Dollars ($31,000,000), each such subsection shall be interpreted as if the word "twice" had been omitted.

     7. Indemnification. As an employee, officer and director of the Company, Executive shall be fully indemnified by the Company, to the maximum extent permitted by Delaware law, while employed and thereafter to the fullest extent permitted by law. The Company shall advance to Executive any expense incurred by Executive which is subject to such indemnification by the Company. To implement this provision, during the Employment Period, the Company shall maintain directors and officers liability insurance providing at least the same level of coverage as was maintained by the Company on the Effective Date, and shall name Executive as an insured under all such policies. The Company also shall execute and deliver to Executive an indemnification agreement for officers and directors in the form attached hereto as EXHIBIT A.

     8. Expenses. In the performance of his duties and responsibilities to the Company under this Agreement, Executive shall be entitled to reimbursement by the Company for all reasonable travel, entertainment, and other expenses incurred by him in performing his duties hereunder upon furnishing to the Chief Financial Officer of the Company or his designee the documentation of such expenses customarily required by the Company's expense reimbursement policies.

     9.  Vacations and Holidays; Benefits.

         (a) Executive shall be entitled to such annual vacation and holiday time off with full pay as the Company may provide in its standard policies and practices for other senior executives; provided, however, that in no event shall Executive be entitled to less than four (4) weeks annual paid vacation time.

         (b) The Executive shall be entitled to such health benefits, group insurance, hospital, dental, major medical and disability benefits and retirement benefits and other similar benefits as are currently offered or hereafter may be offered during the Employment Period to other similarly situated executives of the Company.

     10. Termination. This Agreement may be terminated by the applicable party and under the circumstances set forth below:

         (a) By the Company without Cause. The Company may terminate Executive's employment hereunder at any time without Cause upon 180 days' prior written notice.

         (b) Disability. If Executive becomes incapacitated or disabled at any time during the Employment Period so as to be unable (either mentally or physically) to substantially perform the services required of Executive pursuant to this Agreement for a period of 120 or more consecutive days, or 180 or more non-consecutive days, in any 12 month period ("DISABILITY"), unless otherwise required by law, the Company may, at its option, terminate Executive's employment hereunder effective immediately upon giving Executive written notice of such termination. In the event of a dispute as to Executive's ability to perform Executive's duties, the Company may refer the same to a licensed practicing physician of the Company's choice, and Executive agrees to submit to such tests and examination as such physician shall deem appropriate, provided that Executive's physician may be present.

         (c) Death. If Executive dies during the Employment Period, the employment of Executive hereunder shall be deemed to be terminated as of the date of Executive's death.

         (d) Termination for Cause. The Company may terminate the employment of Executive hereunder at any time during the Employment Period for Cause (as defined in Section 4(j)(ii)) effective upon written notice to Executive of such termination and after expiration of any applicable cure period. Any such notice of termination shall provide sufficient detail so as to enable Executive to determine the subsection of Section 4(j)(ii) relied upon by the Company in terminating this Agreement for Cause.

         (e) Termination without Good Reason. Executive may terminate his employment hereunder, upon not less than 180 days' prior written notice to the Company.

         (f) Termination for Good Reason. The Executive may terminate his employment with the Company for Good Reason (as defined in Section 4(j)(iii)). Any such notice of termination shall specify the acts or omissions of the Company in sufficient detail so as to enable the Company to determine the provision of Section 4(j)(iii) relied upon by the Executive in terminating his employment with the Company for Good Reason.

     11. Effect of Termination.

         (a) In the event Executive's employment with the Company has been terminated by the Company without Cause or is terminated by Executive for Good Reason, Executive shall be entitled to the following:

            (i) the Executive's Base Salary provided for in Section 3 until June 30, 2006;

            (ii) payment for all accrued, unused vacations and other personal holidays as described in Section 9;

            (iii) reimbursement for expenses for which Executive has not yet been reimbursed, as provided in Section 8;

            (iv) all vested benefits provided in Section 9 or as otherwise required by applicable law;

            (v) if not yet paid, any payments, grants or issuances due Executive pursuant to Sections 4 and 5;

            (vi) the Performance Bonus, Warrant and Options determined in accordance with, and to the extent, if any, provided in, Sections 4 and 5; and

            (vii) if Section 6 is applicable, the amounts payable pursuant thereto.

         (b) In the event the Executive's employment with the Company has been terminated by Executive's death or Disability, by Executive without Good Reason or by the Company for Cause, Executive (or Executive's heirs, beneficiaries or representatives) shall be entitled to the following:

            (i) the unpaid  portion of Executive's  Base Salary  provided for in
Section 3, computed on a pro rata basis to the date of termination;

            (ii) payment for all accrued, unused vacations and other personal holidays as described in Section 9;

            (iii) reimbursement for expenses for which Executive has not yet been reimbursed, as provided in Section 8;

            (iv) all vested benefits provided in Section 9 or as otherwise required by applicable law;

            (v) if not yet paid, any payments, grants or issuances due Executive pursuant to Sections 4 and 5; and

            (vi) the Performance Bonus, Warrant and Options determined in accordance with Sections 4 and 5.

         (c) Executive shall have no duty or obligation to mitigate and, except as expressly set forth in this Section 11(c), the Company shall have no right of set-off against or to withhold or reduce any amounts payable or options or shares issuable to Executive under this Agreement. Notwithstanding the foregoing, in the event Executive terminates his employment without Good Reason, any sign-on bonus Executive may receive from a subsequent employer attributable to services performed or to be performed for the subsequent employer during the period between the effective date of the termination of employment and June 30, 2006 shall reduce the amount of any performance period bonus owed to Executive pursuant to Section 4(d) above.

     12. Non-Disclosure

         (a) Executive shall not at any time during the Employment Period, or thereafter, except in the good faith performance of Executive's duties hereunder, use or disclose, directly or indirectly, for Executive's own behalf or to any third person, any confidential or proprietary information ("CONFIDENTIAL INFORMATION"); and

         (b) Executive shall return promptly on the termination of Executive's employment for whatever reason (or in the event of Executive's death, Executive's estate shall return) to the Company at its direction and expense any and all copies of records, drawings, writings, computer disks, materials, memoranda and other data pertaining to such Confidential Information (whatever the storage medium, including but not limited to, electronic forms).

         (c) Confidential Information shall not include (i) information that is in the public domain through no fault of Executive, (ii) information published or disseminated by the Company in the ordinary course of business without restriction, (iii) information received from a third party not under an obligation to keep such information confidential and without breach of this Agreement by Executive, (iv) information developed independently by Executive without reference to or use of any Confidential Information or (v) information required to be disclosed by law or pursuant to any legal, administrative or regulatory proceeding, action or investigation.

     13. Miscellaneous.

         (a) Absence of Conflict. Executive represents and warrants that his employment by the Company, and the performance of his obligations as described herein, shall not conflict with, and will not be constrained by, any prior employment or consulting agreement or relationship, and that any limitations on Executive's ability to perform as provided hereunder and as contemplated by the parties have been disclosed in writing to the Company.

         (b) Assignment. This Agreement, and all rights and obligations under this Agreement, shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors, executors and administrators.

         (c) Notices. For purposes of this Agreement, notices and other communications provided for herein (each a "NOTICE"), shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed to each party's last known address, or to such other address, or to the attention of such other persons, as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such Notice shall be effective upon delivery, or three days after it has been mailed as provided above, whichever occurs first.

         (d) Integration. This Agreement and its EXHIBIT A represent the entire agreement and understanding between the parties as to the subject matter hereof, and supersede all prior or contemporaneous agreements, whether written or oral, including, without limitation, all agreements and understandings between the Company and External Affairs, LLC. Notwithstanding the foregoing, this Agreement does not supersede any rights or benefits Executive may have accrued or vested prior to the execution of this Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement or its EXHIBIT A shall be binding unless in writing and signed by Executive and by an authorized member or representative of the Board.

         (e) Waiver. Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise herein by the other party shall not operate as, or be construed to constitute, a waiver of any subsequent breach by such other party.

         (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (g) Attorneys' Fees. In the event of any dispute, claim, case or controversy arising under or relating to this Agreement (including enforcing judgments and appeals), each party shall pay its or his own expenses, except (1) in the case where Executive is the prevailing party, Executive shall be entitled to reimbursement of his reasonable attorneys' fees and costs of suit, in addition to such other relief as may be granted and (2) the Company shall reimburse Executive for all of his reasonable legal and other professional services fees and expenses related to the negotiation and execution of this Agreement; provided, however, that the Company's reimbursement obligation shall be limited to $5,000.

         (h) Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

         (i) Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of New York.

         (j) Dispute Resolution.

            (i) Except as otherwise expressly provided herein, Executive and the Company agree that any and all disputes between the Company and Executive, which relate to, arise out of or pertain to Executive's employment, separation from employment or the construction or interpretation of this Agreement shall be submitted to and resolved by final and binding arbitration. The arbitration shall be instead of any civil litigation. Executive and the Company acknowledge and agree that each is expressly waiving any rights to a jury trial. Executive and the Company expressly understand and agree that consistent with the foregoing, no party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute arising under or in connection with this Agreement. Notwithstanding the foregoing, claims for unemployment insurance benefits, for workers' compensation insurance benefits, and for benefits under any ERISA-governed employee benefit plan(s), shall be resolved pursuant to the claims procedures under such benefit plans.

            (ii) All disputes between the parties that cannot be resolved within two weeks after a demand for direct negotiation between the parties shall be settled exclusively by binding arbitration in New York City, New York under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules") before a panel of three (3) neutral arbitrators selected in accordance with the applicable rules. The arbitrators shall award the prevailing party its attorney's fees, arbitration costs, expert fees, and all other costs and expenses incurred in connection with the arbitration, including any fees and costs incurred in confirming and enforcing the award. Executive and the Company expressly understand and agree that any limitations in the AAA Rules excluding statutory discrimination shall not apply and that it is the parties' desire to include statutory discrimination claims within the scope of arbitration. A decision in arbitration shall be final and binding.

            (iii) Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration filing fee expenses shall be borne according to the AAA Rules; provided that if and only if the arbitration involves statutory discrimination claims, the Company shall pay all types of costs that are unique to arbitration, such as the arbitrator's fees.

         (k) Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

RAMP CORPORATION


By:  _________________________________               ___________________________
     Name:  Mitchell M. Cohen                        Andrew Brown
     Title: Executive Vice President,
            Chief Financial Officer and
            Secretary

                                                                       EXHIBIT A
                                                                       ---------


                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("INDEMNIFICATION AGREEMENT") is made as of the 1st day of June, 2004, by and between Ramp Corporation, a Delaware corporation (the "Company") and Andrew Brown (the "INDEMNITEE").

         WHEREAS, the Company recognizes the Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued effective service to the Company, and in order to induce Indemnitee to continue provide services to the Company; and

         WHEREAS, the Company wishes to provide this Agreement for indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

         NOW THEREFORE, the Company and the Indemnitee agree as follows:

         1. The Company agrees that if the Indemnitee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he is or was a director, officer, employee or consultant (including, but not limited to, any entity through which Indemnitee provided consulting services, hereinafter collectively referred to as "CONSULTANT")) of the Company or is or was serving at the request of the Company as a director, officer, employee, Consultant, agent, trustee, fiduciary or administration of another corporation, partnership, joint venture, trust or other enterprise, whether or not the basis of such Proceeding is the Indemnitee's alleged action or inaction in an official capacity while serving as a director, officer, employee, Consultant, agent, trustee, fiduciary or administrator, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's Restated Certificate of Incorporation or By-laws or by-laws or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) (collectively "EXPENSES") reasonably incurred or suffered by the Indemnitee in connection therewith (including but not limited to any investigation, defense or appeal), and such indemnification shall continue as to the Indemnitee even if he has ceases to be a director, officer, employee or Consultant of Company or a director, officer, employee, Consultant, agent, trustee, fiduciary or administration of another entity shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The Indemnitee's entitlement to Expenses shall include those incurred in connection with any proceeding seeking any adjudication under this Indemnification Agreement.

         2. The Company shall advance to the Indemnitee to the fullest extent permitted by law all reasonable costs and expenses incurred by him in connection with a

Proceeding within 30 days after receipt by the Company of a written request from the Indemnitee, with appropriate documentation, for such advance. Such request shall include an undertaking by Indemnitee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

         3. Promptly after receipt by the Indemnitee of notice of any claim or the commencement of any Proceeding with respect to which the Indemnitee is entitled to indemnity hereunder, the Indemnitee shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such Proceeding, (ii) employ counsel reasonably satisfactory to the Indemnitee and (iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnitee, at his own expense, shall have the right to participate in the defense and to employ counsel separate from counsel for the Company and from any other party in such action; provided, however, if the Indemnitee reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable or if the Company fails to employ counsel to assume the defense of such Proceeding and to take steps to defend diligently all claims against the Indemnitee, the reasonable fees and disbursements of such separate counsel for the Indemnitee shall be paid by the Company to the extent permitted by law. In addition, the Indemnitee shall give the Company such information and cooperation with regard to such Proceeding as it may reasonably require and as shall be in the Indemnitee's power.

         4. The Company shall not be required to indemnify the Indemnitee against settlements entered into without the consent of the Company. The Company shall not settle any Proceeding in any manner that would impose any penalty, fines, damages, limitation or admission on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement, which would result in a general release of all claims against such party.

         5. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which the Indemnitee is entitled. Both the Company and the Indemnitee acknowledge that in certain instances, federal or state law or applicable public policy may prohibit the Company from indemnifying the Indemnitee under this Agreement or otherwise.

         6. If the Indemnitee has not received full indemnification within 30 days after making a written demand on the Company for indemnification, the Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court. The Company hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this
Section 6 shall be in addition to any other remedies available to the Indemnitee in law or equity.

         7. It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement for Expenses incurred in defending a Proceeding in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Company to indemnify the Indemnitee for the amount claimed as determined by a court of competent jurisdiction. In connection with any such action or any determination by the Company as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimant is proper under the circumstances because he has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         8. The Company shall indemnify the Indemnitee against any and all Expenses that are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Restated Certificate of Incorporation or By-laws now or hereafter in effect; and/or (ii) recovery under directors' and officers' liability insurance policies maintained by the Company, but only in the event that the Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by the Indemnitee, advance the foregoing Expenses to the Indemnitee.

         9. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Restated Certificate of Incorporation, By-laws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Restated Certificate of Incorporation, By-laws, applicable law, or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The indemnification rights afforded to the Indemnitee under this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Restated Certificate of Incorporation or By-Laws of the Company or by other agreements.

         10. To the extent the Company maintains an insurance policy or policies providing directors' and officers' and/or fiduciaries' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

         11. This Agreement shall be deemed to have been in effect during all periods that the Indemnitee was an officer, director, employee or Consultant of the Company or, at the

Company's request, a director, officer, employee, agent, trustee, fiduciary or administrator of another entity, regardless of the date of this Agreement.

         12. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

         13. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         14. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, By-law, or otherwise) of all amounts otherwise indemnifiable hereunder with respect to such claim.

         15. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any Proceeding.

         16. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing a provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

         17. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

         18. This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same instrument.

         19. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed as follows:

               IF TO THE COMPANY, TO:

               Ramp Corporation
               33 Maiden Lane
               5th Floor
               New York, NY 10038
               Phone:  (212) 440-1500
               Fax:  (212) 504-0870
               Attention:  Secretary

               WITH A COPY TO:

               Olshan Grundman Frome Rosenzweig & Wolosky LLP
               65 East 55th Street
               New York, New York 10022
               Attention:  Peter B. Hirshfield, Esq.
               Phone:  (212) 451-2216
               Fax:      (646) 349-1665

               IF TO THE INDEMNITEE, TO:

               Andrew Brown
               25 Broad Street
               Apt. 3I
               New York, New York 10004
               Phone: (646) 414-1151
               Fax:     (509) 757-4801

         Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

RAMP CORPORATION

By:_________________________________
    Name:  Mitchell M. Cohen
    Title: Executive Vice President,
           Chief Financial Officer and Secretary


___________________________________
      Andrew Brown






















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